Exhibit 3.383

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “THE MRI CENTER OF NORTHWEST ALABAMA, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF NOVEMBER, A.D. 2004, AT 9:52 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WINFIELD MRI CENTER, LLC” TO “THE MRI CENTER OF NORTHWEST ALABAMA, LLC”, FILED THE TWENTIETH DAY OF DECEMBER, A.D. 2004, AT 3:42 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “THE MRI CENTER OF NORTHWEST ALABAMA, LLC”.

3880309 8100H
110292929
You may verify this certificate online
at corp.delaware.gov/authver.shtml

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 8620289

DATE: 03-14-11

Certificate of Formation
of
Winfield MRI Center, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Winfield MRI Center, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 11, 2004.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:49 AM 11/12/2004
FILED 09:52 AM 11/12/2004
SRV 040816046 – 3880309 FILE

Certificate of Amendment
to
Certificate of Formation
of
Winfield MRI Center, LLC
          It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is Winfield MRI Center, LLC.
          2. The certificate of formation of the limited liability company is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:
     FIRST: The name of the limited liability company is The MRI Center of Northwest Alabama, LLC (the “Company”).
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of December 11, 2004.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 12/20/2004
FILED 03:42 PM 12/20/2004
SRV 040922884 - 3880309 FILE